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                                                                     EXHIBIT 23A

                      CONSENT OF COOPERS & LYBRAND L.L.P.

    We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 12, 1993, on our audit of the consolidated financial statements of National Health Care Systems of Florida, Inc. and subsidiaries as of December 31, 1992 and for the years ended December 31, 1992 and 1991. We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, which includes an explanatory paragraph with respect to changes in Protective Life Corporation's methods of accounting for certain investments in debt and equity securities in 1993 and postretirement benefits other than pensions in 1992, dated February 14, 1994, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

Jacksonville, Florida
Birmingham, Alabama
January 26, 1995